EXHIBIT 10.6

                                                            For: ROBERT LA TERRA

                                 FIND/SVP, INC.
                             STOCK OPTION AGREEMENT

This Option agreement evidences the grant by the Board of Directors of FIND/SVP, Inc. (the "Company"), on April 1, 2003 of an option to purchase up to One Hundred and Fifty Thousand (150,000) shares of the Common Stock, par value $.0001 per share, of the Company at a price of $1.15 per share, which is equal to the fair market value of the Common Stock on the date of grant, to Robert La Terra an employee of the Company (the "Participant"), pursuant to the Company's 1996 stock option plan, as amended (the "Plan"), a copy of which has been delivered herewith. The Option is specifically subject to all of the terms and conditions of the Plan with the same force and effect as if fully set forth in the Option Agreement. However, in the event of any inconsistency with respect to the terms of this Option Agreement as compared with the provisions of the Plan, the provisions of this Option Agreement shall control and prevail. IT IS INTENDED THAT THE OPTION EVIDENCED BY THIS OPTION AGREEMENT SHALL NOT BE AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND ANY REGULATIONS PROMULGATED THEREUNDER (THE "CODE"). Except as otherwise indicated by the context, the term "Participant", as used in the Option Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

1.    ACCEPTANCE OF OPTION AGREEMENT

The Participant's execution of this Option Agreement will indicate acceptance of and willingness to be bound by its terms; it imposes no obligation upon the Participant to purchase any of the shares subject to the Option. The Participant's obligation to purchase shares can arise only upon exercise of the Option in the manner set forth in paragraph 3 hereof.

2.    TIME OF EXERCISE

Subject to the provisions hereof, the Options granted hereunder are immediately exercisable in full, and vest upon grant, provided, however, that the Option may not be exercised as to less than 100 shares at any one time. The Option expires at the end of ten years from the date of grant whether or not it has been duly exercised.

3.    METHOD OF EXERCISE

The Option shall be exercisable by written notice signed by the Participant and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying election to exercise the Option. The notice must state the number of shares of Common Stock as to which Option is being exercised, and (i) unless indicated to the contrary by the Company, must contain a representation and acknowledgement by the Participant (in a form acceptable to the Company) that, among other things, such shares are being acquired by the Participant for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, (the "Act"), that the shares may have to be held indefinitely unless registered for resale under the Act or an exemption from registration is available, and that the Company may place a legend on the certificate evidencing the shares reflecting that they were acquired for investment and cannot be sold or transferred unless registered under the Act, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration, and (ii) it must be accompanied by payment of the full purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by check payable to the order of the Company in the amount of such purchase price,
(c) provided that the sale of the shares issuable upon exercise of the Option have been registered under the Act or counsel to the Company's satisfaction that


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the circumstances of the proposed transfer do not require such registration,  by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the Option, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to the Participant, or (d) by any combination of the methods of payment described in (a) through (c) above. If notice of the exercise of the Option is given by a person or persons other than the Participant, the Company may require, as a condition to the exercise of the Option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the Option.

4.    ISSUANCE OF CERTIFICATES UPON EXERCISE OF OPTION

Certificates representing the shares of Common Stock for which payment is made upon exercise of the Option shall be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said Exchange. Until the issuance of the certificate for such shares, the Participant or such other person as may be entitled to exercise the Option, shall have none of the rights of a stockholder with respect to the shares subject to the Option.

5.    NATURE OF SHARES ISSUABLE UPON EXERCISE OF OPTION

In the event the Company chooses not to register the shares underlying the Option, the shares of Common Stock issuable upon exercise of the Option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least one year. The Company has not covenanted to take such action as may be necessary to permit sales under Rule 144. Notwithstanding the foregoing, the Company shall file a Registration Statement on Form S-8 thereby registering the shares issuable upon exercise of the Option as soon as reasonably practical after the date hereof, but in any event on or before December 31, 2003. Participant is advised to inquire of the appropriate officer of the Company at any time that Participant may wish to sell any shares obtained from the exercise of the Option.

6.    TERMINATION OF SERVICES

If Participant's relationship with the Company (or a subsidiary thereof) as an Employee, Officer, Director, Consultant, or Advisor is terminated by the Company or by the Participant for any reason whatsoever including by reason of disability, death or retirement at age 65, with cause, without cause, good reason or voluntary termination by the Participant, the Option may be exercised by the Participant or his legal representative or heirs, as the case may be, at any time within ten years from the date of grant of the Option.

7.    NON-TRANSFERABILITY OF OPTION

The option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during Participant's lifetime only by the Participant.

8.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment,


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including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2 of the Plan, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided. Adjustments under Section 12 of the Plan shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly. In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a
wholly  owned  subsidiary  of  another  corporation,   any  unexercised  options
theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                              FIND/SVP, INC.


                                              By: /s/ David Walke
                                                  ------------------------------
                                                  Name:  David Walke
                                                  Title: Chief Executive Officer

AGREED TO AND ACCEPTED, as of
the 1st day of April, 2003


/s/ Robert La Terra
--------------------------
Signature: Robert La Terra


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